Exhibit 1.1

EXECUTION COPY

Buckeye GP Holdings L.P.

Common Units

Underwriting Agreement

August 3, 2006

Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC,
   As representatives of the several Underwriters
     named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

Buckeye GP Holdings L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 10,500,000 common units (the “Firm Units”), representing limited partner interests in the Partnership (the “Common Units”), and, at the election of the Underwriters, up to 1,575,000 additional Common Units (the “Optional Units”) (the Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Units”) (the “Offering”).  Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and UBS Securities LLC will act as representatives (the “Representatives”) of the several Underwriters.

It is understood and agreed to by all parties that the Partnership directly or indirectly owns, or will own, at the time of purchase:

A.           a 100% ownership interest in the general partner of Buckeye, Buckeye GP LLC (“Buckeye GP”), which owns (i) 243,914 GP Units in Buckeye Partners, L.P. (“Buckeye”) (representing approximately 0.6% of Buckeye’s outstanding units) and (ii) approximately a 1% general partner interest through MainLine L.P. (“MainLine”) in each of the following subsidiaries of Buckeye:

1.               Buckeye Pipe Line Company, L.P. (“Buckeye Pipe Line”)

2.               Laurel Pipe Line Company, L.P. (“Laurel”)

3.               Everglades Pipe Line Company, L.P. (“Everglades”)

4.               Buckeye Pipe Line Holdings, L.P. (“BPH” and, together with Buckeye Pipe Line, Laurel and Everglades, the “Operating Partnerships”)

B.             80,000 common units representing limited partner interests in Buckeye (generally, “Buckeye Units”), which amount represents a de minimis limited partner interest in Buckeye; and

C.             100% of the general partner interest in Buckeye evidenced by the Amended and Restated Incentive Compensation Agreement (the “Incentive Distribution Rights”).

It is further understood and agreed to by all parties that, prior to giving effect to the Offering, on the date hereof, the Partnership is owned, in simplified terms, by (i) MainLine Management LLC (the “General Partner”), which holds a 0.01% general partner interest; (ii) Carlyle Riverstone BPL Holdings II, L.P. (“CREF”), which holds a 92.49% limited partner interest; and (iii) certain other limited partners (collectively with William H. Shea, Jr., “Management”), who collectively hold a 7.51% limited partner interest.

At or prior to the Applicable Time, the Partnership, Management, CREF and other parties shall have entered into a contribution, conveyance and assumption agreement (the “Contribution and Conveyance Agreement”) pursuant to which the following transactions (together with the issuance and sale of the Units pursuant to this Agreement, the “Transactions”) will occur between the Applicable Time and the date of the First Time of Delivery (as defined below):

A.           The General Partner will convey a 0.001% general partner interest in MainLine to MainLine GP, Inc. (“MainLine GP”) as a capital contribution.

B.             MainLine will amend its partnership agreement (as so amended, the “MainLine LP Agreement”) to convert the General Partner’s remaining general partner interest in MainLine to a limited partner interest.

C.             The General Partner will convey its (i) interest in MainLine GP and (ii) limited partner interest in MainLine to the Partnership in exchange for a non-economic general partner interest in the Partnership and 1,644 Common Units.

D.            CREF will convey its limited partner interest in MainLine to the Partnership in exchange for 15,203,084 Common Units.

E.              Management will convey their limited partner interests in MainLine to the Partnership in exchange for 1,233,272 Common Units and 1,362,000 Management Units.

F.              CREF will convey 1,186 Common Units to the General Partner as a capital contribution.

G.             Buckeye GP will convey its interests in the Operating Partnerships to MainLine.

H.            MainLine will distribute its interests in MainLine Sub LLC (“MainLine Sub”) to the Partnership and MainLine GP, in proportion to their ownership interest in MainLine.

I.                 MainLine GP will distribute its interests in MainLine Sub to the Partnership.

J.                The Partnership will contribute its interests in MainLine GP and MainLine to Buckeye GP.

At or prior to the First Time of Delivery, the Partnership will amend and restate its agreement of limited partnership (as so amended and restated, the “Partnership Agreement”) in substantially the same form as attached as Annex A to the Pricing Prospectus.

For purposes of this Agreement, the “Transaction Documents” shall mean the Contribution and Conveyance Agreement; the “Organizational Documents” shall mean the Partnership Agreement, the MainLine LP Agreement, the Amended and Restated Limited Liability Company Agreement of the General Partner, (the “GP LLC Agreement”), the Amended and Restated Agreement of Limited Partnership of Buckeye (the “Buckeye Partnership Agreement”), the Limited Liability Company Agreement of Buckeye GP (the “Buckeye GP LLC Agreement”), and the Limited Liability Company Agreement of MainLine Sub (the “MainLine Sub LLC Agreement”); and the “Operative Documents” shall mean the Transaction Documents and the Organizational Documents, collectively.  The Partnership and the General Partner are referred to herein together as the “Partnership Entities” and the Partnership Entities and the entities listed on Schedule IV-B are sometimes referred to herein as the “Buckeye Entities.”

The Partnership has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-32963) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Units.

1.  Each of the Partnership Entities, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(a)       Registration Statement and Prospectus.  A registration statement on Form S-1 (File No. 333-133433) (the “Initial Registration Statement”) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto and the Exchange Act Registration Statement and any amendment thereto, excluding exhibits thereto, each in the form heretofore delivered to you, for you and each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”); the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(b)       No Stop Order; Compliance with Disclosure Requirements — Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission;

(c)       Compliance with Disclosure Requirements — Pricing Prospectus.  For the purposes of this Agreement, the “Applicable Time” is 5:30 pm (Eastern time) on the date of this Agreement.  The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein;

(d)       Compliance with Disclosure Requirements — Registration Statement and Prospectus.  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein;

(e)       Capitalization.  At the First Time of Delivery, after giving effect to the purchase of the Firm Units, the issued and outstanding partnership interests of the Partnership will consist of 26,938,000 Common Units and 1,362,000 Management Units and such Common Units and Management Units will be the only limited partnership interests of the Partnership outstanding at each Time of Delivery, except that a portion of the Management Units may be converted to Common Units before the Second Time of Delivery. All of the outstanding Common Units and Management Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Pricing

Prospectus and the Prospectus under the captions “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business.” and “Material Provisions of the Partnership Agreement of Buckeye GP Holdings L.P.—Limited Liability” (and any similar information, if any, contained in any Issuer Free Writing Prospectus) and (ii) Sections 17-303 and 17-607 of the Delaware LP Act);

(f)        Formation and Good Standing of the Buckeye Entities.  Each of the Buckeye Entities has been duly formed and is validly existing in good standing as a limited partnership, limited liability company or corporation, as the case may be, under the laws of its respective jurisdiction of formation, with all partnership, limited liability company or corporate power and authority necessary to own or lease, as the case may be, and operate its properties and conduct its business in all material respects as described in the Pricing Prospectus and, (i) in the case of the General Partner, to act as the general partner of the Partnership, (ii) in the case of Buckeye GP, to act as the general partner of Buckeye, (iii) in the case of MainLine GP, to act as the general partner of MainLine, (iv) in the case of MainLine, to act as the general partner of each of the Operating Partnerships, (v) in the case of each party to an Operative Document that is a Buckeye Entity, to execute and deliver the Operative Documents to which such Buckeye Entity is a party and to consummate the transactions contemplated thereby, and (vi) in the case of the General Partner and the Partnership, to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(g)       Foreign Qualification and Registration.  Each of the Buckeye Entities is duly registered or qualified to do business as a foreign limited liability company, limited partnership or corporation, as the case may be, and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, current or future financial condition, results of operations or prospects of the Buckeye Entities; or (ii) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering, the other transactions contemplated by the Pricing Prospectus, the Transactions, the Transaction Documents and the Operative Documents (any such effect or any such prevention or interference described in each of the foregoing clauses (i) and (ii) being referred to herein as a “Material Adverse Effect”); or (iii) subject the limited partners of the Partnership or Buckeye to any material liability or disability; insofar as the foregoing representation relates to the registration or qualification of each Buckeye Entity, the applicable jurisdictions are set forth on Schedule IV hereto;

(h)       Ownership of the General Partner.  CREF owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP

LLC Agreement, as in effect at the Applicable Time, and, to the knowledge of the Partnership after due inquiry, CREF owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”);

(i)        Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership with a 0.01% non-economic general partner interest in the Partnership prior to giving effect to the Offering (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, as in effect at the time of purchase, and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Pricing Prospectus);

(j)        Ownership of Certain Partnership Interests in the Partnership.  The limited partners of the Partnership (including the General Partner to the extent it owns Common Units) existing immediately prior to the First Time of Delivery (as defined below) will own 16,438,000 Common Units and 1,362,000 management units (“Management Units”) representing limited partner interests in the Partnership (collectively, the “Existing Units”), representing 100% limited partner interest in the Partnership, which limited partner interests are, to the knowledge of the Partnership after due inquiry, owned free and clear of all Liens;

(k)       Valid Issuance of Existing Units.  All of the Existing Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement as of the First Time of Delivery, and will have been fully paid (to the extent required under the Partnership Agreement) and nonassessable as of the Applicable Time (except as such nonassessability may be affected by (i) matters described in the Pricing Prospectus under the captions “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business.” and “Material Provisions of the Partnership Agreement of Buckeye GP Holdings L.P.—Limited Liability” (and any similar information, if any, contained in any Issuer Free Writing Prospectus) and (ii) Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”);

(l)        Ownership of MainLine Sub.  At each Time of Delivery, unless MainLine Sub is merged with and into the Partnership or Buckeye GP, the Partnership will own 100% of the issued and outstanding membership interests in MainLine Sub; such membership interests have been duly authorized and validly issued in accordance with the MainLine Sub LLC Agreement and are fully paid (to the extent required under such agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Partnership will own such membership interests free and clear of all Liens, other than Liens arising under the Credit and Guaranty Agreement dated as of December 17, 2004, among MainLine, MainLine Sub, various lenders and Goldman Sachs Credit Partners L.P. (the “Existing Credit Agreement”) and the New Credit Agreement;

(m)      Ownership of Buckeye GP.  MainLine Sub owns 100% of the issued and outstanding membership interests in Buckeye GP; unless MainLine Sub is merged with and into the Partnership or Buckeye GP, in which case the Partnership will own 100% of such membership interests, such membership interests have been duly authorized and validly issued in accordance with the Buckeye GP LLC Agreement and are fully paid (to the extent required under such agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and MainLine Sub owns such membership interests free and clear of all Liens, other than Liens arising under the Existing Credit Agreement and the New Credit Agreement;

(n)       Ownership of the General Partner Interest in Buckeye.  Buckeye GP is the sole general partner of Buckeye with a general partner interest in Buckeye which is represented by 243,914 GP units (the “Buckeye GP Interest”); at each Time of Delivery Buckeye GP will own the Incentive Distribution Rights; the Buckeye GP Interest and the Incentive Distribution Rights (collectively, the “Buckeye Interests”) have been duly authorized and will have been validly issued in accordance with the Buckeye Partnership Agreement; and Buckeye GP will own the Buckeye Interests free and clear of all Liens, other than Liens arising under the Existing Credit Agreement;

(o)       Ownership of Limited Partner Interest in Buckeye.  As of the date hereof, there are issued and outstanding 39,431,746 units representing limited partner interests in Buckeye (the “Buckeye LP Units”); the Partnership owns 80,000 Buckeye LP Units, free and clear of all Liens; all of the Buckeye LP Units have been duly authorized and validly issued in accordance with the Buckeye Partnership Agreement and are fully paid (to the extent required under the Buckeye Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act);

(p)       Ownership of the Operating Subsidiaries.  (i) At each Time of Delivery, MainLine will be the sole general partner of each of the Operating Partnerships, with an approximate 1% general partner interest in each Operating Partnership, and such general partner interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of each of the Operating Partnerships, as applicable (collectively, the “Operating Partnership Agreements”); (ii) Buckeye owns 100% of the issued and outstanding membership interests in Wood River Pipe Lines LLC, a Delaware limited liability company (“Wood River”), and such membership interests have been duly authorized and validly issued in accordance with Wood River’s limited liability company agreement; (iii) Buckeye owns 100% of the issued and outstanding membership interests in Buckeye Pipe Line Transportation LLC, a Delaware limited liability company (“Transportation”), and such membership interests have been duly authorized and validly issued in accordance with Transportation’s limited liability company agreement; (iv) Buckeye owns 100% of the issued and outstanding membership interests in Buckeye NGL Pipe Lines LLC (“NGL” and, together with Wood River and Transportation, the “Operating Subsidiaries”), and such membership interests have been duly authorized and validly issued in accordance with NGL’s limited liability company agreement; (v) at each Time of Delivery, MainLine will own its general partner interests in the Operating Partnerships, free and clear of all Liens; (vi) Buckeye is the sole limited partner of each of the Operating Partnerships, with an approximate 99% limited partner interest in each of the Operating Partnerships and such limited partner interests have been duly authorized and validly issued in accordance with the applicable Operating Partnership Agreements and are fully paid (to the extent required under the applicable Operating Partnership Agreements) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Pricing Prospectus); and each such limited partner interest is owned free and clear of all Liens;

(q)       Subsidiaries.  The Partnership has no direct or indirect subsidiaries (as defined under Rule 405 of the Securities Act) other than the subsidiaries listed in Exhibit 21.1 of the Registration Statement (collectively, sometimes referred to herein as the “Subsidiaries”); other than the Subsidiaries and interests in Muskegon Pipeline LLC, West Shore Pipe Line Company and West Texas LPG Pipeline Limited Partnership, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity;

(r)        Valid Issuance of Units.  As of the First Time of Delivery with respect to the Firm Units and the Second Time of Delivery with respect to the Optional Units, the Units and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Pricing Prospectus under the captions “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business.” and “Material Provisions of the Partnership Agreement of Buckeye GP Holdings L.P.—Limited Liability” and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and other than the Existing Units and the GP Interest, the Units will be the only partner interests of the Partnership issued and outstanding as of the time of purchase of the Firm Units; the Units will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(s)       Conformity to Description of Common Units.  As of each Time of Delivery, the Common Units will conform in all material respects to the description thereof contained in the Pricing Prospectus;

(t)        Authority.  The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Pricing Prospectus and any Issuer Free Writing Prospectus, and each of the Buckeye Entities have all requisite power and authority to enter into the Transaction Documents to which it is a party, and to consummate the transactions contemplated under this Agreement and the Transaction Documents; and at each Time of Delivery and on any settlement date, all action required to be taken by the Partnership, its unitholders or any of the Buckeye Entities for (i) the authorization, issuance, sale and delivery of the Units, (ii) the execution and delivery of this Agreement and the Transaction Documents and (iii) the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have been validly taken;

(u)       Authorization of the Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership.

(v)       Authorization and Enforceability of Other Agreements.

1.           As of each Time of Delivery, the Partnership Agreement will be duly authorized, executed and delivered and will be a valid and binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

2.           The GP LLC Agreement, as amended and restated to the date hereof, has been duly authorized, executed and delivered by CREF, and is a valid and binding agreement of CREF, enforceable against CREF in accordance with its terms;

3.           The Transaction Documents will be duly authorized and executed and validly delivered by the parties thereto and will be a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms; and

4.           Each of the Transaction Documents has been duly authorized, executed and delivered by the Buckeye Entities that are parties thereto and is a valid and binding agreement of such Buckeye Entities, enforceable against such Buckeye Entities in accordance with its terms;

provided that, with respect to each agreement described in clause (v) above, the enforceability thereof may be affected by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles;

(w)      Authorization, Execution and Enforceability of Certain Buckeye Agreements.  (i) As of each Time of Delivery of the Firm Units and the Optional Units, the Buckeye GP LLC Agreement will have been duly authorized and executed and validly delivered by MainLine Sub as the sole member of Buckeye GP, and will be a valid and binding agreement of MainLine Sub, enforceable against MainLine Sub in accordance with its terms; (ii) the Buckeye Partnership Agreement has been duly authorized and executed and validly delivered by Buckeye GP and is a valid and binding agreement of Buckeye GP, enforceable against Buckeye GP in accordance with its terms; (iii) each of the Operating Partnership Agreements have been duly authorized and executed and validly delivered by each of Buckeye and Buckeye GP, and is a valid and binding agreement of each of Buckeye and Buckeye GP enforceable against Buckeye and Buckeye GP in accordance with its terms; and (iv) the limited liability agreements of each of the Operating Subsidiaries have been duly authorized and executed and validly delivered by Buckeye and each such agreement is a valid and binding agreement of each such Operating Subsidiary, enforceable against such Operating Subsidiary in accordance with its terms; except, with respect to each agreement described in this clause (w), as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(x)        Investment Company Act.  None of the Buckeye Entities is, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(y)       Absence of Further Requirements.  No consent, approval, authorization, filing with or order of any court or governmental agency or body (a “Consent”) is required in connection with the transactions contemplated in this Agreement or in the Transaction Documents, except such as (i) have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated herein and in the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, (ii) have been, or prior to the First Time of Delivery will be, obtained (other than such Consents that would, if not obtained, individually or in the aggregate, have a Material Adverse Effect) or (iii) have been disclosed in the Pricing Prospectus;

(z)        Absence of Defaults and Conflicts.  None of the Buckeye Entities is in violation of its formation or governing documents and none of (i) the offer, issue and sale of the Units, (ii) the execution, delivery and performance of this Agreement by the General Partner and the Partnership or the Transaction Documents by the Buckeye Entities party thereto, (iii) the consummation of the transactions contemplated by this Agreement or the Transaction Documents, or (iv) the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any Lien upon any property or assets of the Buckeye Entities pursuant to, (A) the formation or governing documents of any of the Buckeye Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Buckeye Entities is a party or bound or to which their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Buckeye Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Buckeye Entities or any of their properties and, solely with respect to clause (B), except for such conflict, breach, violation or default that would not have a Material Adverse Effect;

(aa)     Absence of Registration Rights.  No holders of securities of the Partnership have rights to the registration of such securities under the Registration Statement;

(bb)     Financial Statements.  The financial statements included in the Pricing Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the General Partner and the consolidated financial position of the Partnership, Buckeye Pipe Line Services Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of the Partnership, Buckeye Pipe Line Services Company and the Subsidiaries for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent expressly disclosed therein; all pro forma financial statements included in the Pricing Prospectus comply as to form, to the extent applicable, in all material respects with the applicable requirements of Article 11 of Regulation S-X, and the assumptions used in the preparation of such pro forma financial statements are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein; and the other financial and statistical data set forth in the Pricing Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Buckeye Entities;

(cc)     Adequacy of Books, Records and Accounts.  The books, records and accounts of the Partnership and its consolidated subsidiaries accurately reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Partnership and its consolidated subsidiaries, in each case, in all material respects;

(dd)     Absence of Violations and Defaults.  None of the Buckeye Entities is in violation or default of (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Buckeye Entities or any of their properties, as applicable;

(ee)     Independent Accountants.  Deloitte & Touche LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Pricing Prospectus, are independent public accountants with respect to the Partnership within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

(ff)       Tax Returns and Payment.  Each of the Partnership and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect;

(gg)     Absence of Labor Disputes.  No labor problem or dispute with the employees of any of the Buckeye Entities exists or, to the knowledge of the General Partner or the Partnership, is threatened or imminent, and neither the General Partner nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect;

(hh)     Adequacy of Insurance.  Each of the Buckeye Entities is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring any of the Buckeye Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Buckeye Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Buckeye Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Buckeye Entities has been refused any insurance coverage sought or applied for; and none of the Buckeye Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(ii)       No Prohibition on Distributions.  None of the Buckeye Entities is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities or from repaying loans or advances to the Partnership or Buckeye, as applicable, except in each case as described in (A) the Registration Statement, the Pricing Prospectus or the Prospectus, (B) the organizational documents of the Partnership, Buckeye or the Buckeye Entities, (C) the periodic and current reports filed by Buckeye with the Commission pursuant to the Exchange Act or (D) the Existing Credit Agreement;

(jj)       Possession of Licenses and Permits.  Each of the Buckeye Entities possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such failures to possess that would not have a Material Adverse Effect; and none of the Buckeye Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(kk)     Adequacy of Disclosure and Internal Controls.  Each of the Partnership Entities has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such system of internal accounting controls is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the General Partner’s management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with U.S. management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto; such disclosure controls and procedures are designed to ensure that material information relating to the Partnership Entities is made known to the General Partner’s principal executive officer and its principal financial officer in the case of the Partnership and Buckeye GP’s principal executive officer and principal financial officer in the case of Buckeye, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Buckeye Entities’ independent auditors and the Audit Committee of the Boards of Directors of the General Partner and Buckeye GP have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Buckeye Entities’ ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Buckeye Entities’ internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership Entities’ independent auditors; since the date of the most recent audited financial statements, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Partnership Entities and the directors and officers of each of the General Partner and Buckeye GP are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) promulgated thereunder;

(ll)       Legal Proceedings or Contracts Required to be Described of Filed.  All pending and, to the knowledge of the Partnership Entities, threatened legal or governmental proceedings, contracts or other documents of a character required to be described in the Pricing Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Pricing Prospectus under the headings “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources,” “Management,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Responsibilities,” “Description of Our Common Units,” “Material Provisions of the Partnership Agreement of Buckeye GP Holdings L.P.,” “Material Provisions of the Partnership Agreement of Buckeye Partners, L.P.,” “Material Tax Consequences,” “Investment in Us by Employee Benefit Plans” and “Underwriting” insofar as such statements purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules or regulations, legal or governmental proceedings or contracts and other documents;

(mm)   Absence of Material Weakness.  The Buckeye Entities are not aware of any material weaknesses in their internal control over financial reporting;

(nn)     NYSE Compliance.  The Partnership is in compliance with the rules of the NYSE, including, without limitation, the requirements for initial and continued listing of the Partnership Units on the NYSE;

(oo)     Absence of Stabilization.  None of the Buckeye Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of Buckeye;

(pp)     Compliance with Environmental Regulations.

1.               Each of the Buckeye Entities (A) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect; and except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and for the Quanta Resources Edgewater Superfund site in Edgewater, N.J., the Borne Chemical Company Superfund site located in Elizabeth, N.J. and the Sealand Superfund site located in the Town of Lisbon, St. Lawrence County, N.Y., none of the Buckeye Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

2.               In the ordinary course of its business, Buckeye GP, on behalf of Buckeye, periodically reviews the effect of Environmental Laws on the business, operations and properties of Buckeye and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, Buckeye GP and Buckeye have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, other than as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(qq)     Compliance with ERISA.  Each of the Buckeye Entities has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and

the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which the employees of the Buckeye Entities are eligible to participate and each such plan (excluding any multiemployer plan, as defined in section 3(37) of ERISA, that is not sponsored or maintained by the Buckeye Entities) is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  The Buckeye Entities have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA;

(rr)       Possession of Intellectual Property.  The Buckeye Entities own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Partnership’s and Buckeye’s business as now conducted or as proposed in the Pricing Prospectus to be conducted;

(ss)     Absence of Conflict of Interest.  Except as disclosed in the Pricing Prospectus, none of the Buckeye Entities (i) has any material lending or other relationship with any bank or lending affiliate of Goldman, Sachs & Co. or any other Underwriter and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of Goldman, Sachs & Co. or any other Underwriter;

(tt)       Related Party Transactions.  No relationship, direct or indirect, exists between or among any Buckeye Entity on the one hand, and the securityholders, customers or suppliers of any of the Buckeye Entities, the directors or officers of the Buckeye Entities, or any affiliate of a member of the Partnership Group, on the other hand, which is required to be described in the Pricing Prospectus and which is not so described;

(uu)     No Material Adverse Change; No Business Interruptions.  Except as described in the Pricing Prospectus, since the respective dates as of which information is given in the Pricing Prospectus, (i) none of the Buckeye Entities has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Buckeye Entities, taken as a whole; (ii) none of the Buckeye Entities has sustained any loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any labor dispute or court or governmental action, order or decree that is material to the Buckeye Entities, taken as a whole; (iii) there has not been any material change in the partners’ equity or capital stock or long-term debt of any of the Buckeye Entities; and (iv) there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, unitholders’ or stockholders’ equity or results of operations of the Partnership and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(vv)     Validity of Data.  Any statistical and market-related data included in the Registration Statement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus are based on or derived from sources that the General Partner and the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required;

(ww)   Title to Property.  Each of the Buckeye Entities has good and marketable title to all property (real and personal) described the Pricing Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except for failures to have good and marketable title that would not have a Material Adverse Effect; all the property described in the Pricing Prospectus as being held under lease by the Buckeye Entities is held thereby under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the businesses of the Buckeye Entities;

(xx)      Rights-of-Way.  Each of the Buckeye Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Pricing Prospectus subject to such qualifications as may be set forth in the Pricing Prospectus, and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Buckeye Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Pricing Prospectus; and, except as described in the Pricing Prospectus, none of such rights-of-way contains any restriction that would materially interfere with the conduct of the business or use of the properties of the Buckeye Entities, taken as a whole;

(yy)     No Preferred Securities.  Immediately after the issuance and sale of the Units as contemplated hereby, no preferred securities of the Partnership or Buckeye shall be issued or outstanding; and the issuance and sale of the Units as contemplated hereby will not cause any holder of Common Units or Buckeye Units, securities convertible into or exchangeable or exercisable for Common Units or Buckeye Units, or options, warrants or other rights to purchase Common Units, Buckeye Units or any other securities of the Partnership or Buckeye to have any right to acquire any preferred securities of the Partnership or Buckeye;

(zz)      No Brokers’ Fees.  Except pursuant to this Agreement, none of the Buckeye Entities has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions (including, without limitation, the Transactions) contemplated by this Agreement or by the Registration Statement, any Preliminary Prospectus or the Prospectus;

(aaa)   NASD Affiliations.  To the knowledge of the Partnership Entities, there are no affiliations or associations between (i) any member of the NASD and (ii) the Partnership, any of the General Partner’s officers or directors, any 5% or greater unitholders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Pricing Prospectus;

(bbb)  No Distribution of Other Offering Materials.  None of the Buckeye Entities has distributed nor will they distribute, prior to the later to occur of (x) any Time of Delivery and (y) the completion of the distribution of the Units, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectuses, the Prospectus, any Issuer Free Writing Prospectuses or other materials, if any, permitted by the Act, including Rule 134 promulgated thereunder;

(ccc)   No Legal Actions or Violations.  Except as described in the Pricing Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the General Partner or the Partnership, threatened, to which any of the Buckeye Entities is or may be a party or to which the business or property of any of the Buckeye Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Buckeye Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, could (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, (C) could have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (D) in any manner draw into question the validity of this Agreement or any of the Transaction Documents;

(ddd)  Lock-Up Agreements.  The Partnership has obtained for the benefit of the Underwriters the agreement, in the form set forth as Exhibit A hereto (the “Lock-Up Agreements”), of each of the Partnership’s significant unitholders and the General Partner’s directors and officers as set forth on Exhibit A-1; the

Partnership will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of the Representatives;

(eee)   FCPA.  None of the Buckeye Entities nor, to the knowledge of the General Partner or the Partnership, any director, officer, agent or employee of the Buckeye Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder;

(fff)     Money Laundering.  The operations of the Buckeye Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Buckeye Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the General Partner and the Partnership, threatened;

(ggg)  OFAC.  None of Buckeye Entities nor, to the knowledge of the General Partner and the Partnership, any director, officer, agent, employee or affiliate of the General Partner or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(hhh)  Ineligible Issuer.  At the time of the filing of the Initial Registration Statement, the Partnership was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act.

2.         Subject to the terms and conditions herein set forth, (a) the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at a purchase price per unit of $16.1287, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at the purchase price per unit set forth in clause (a) of this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.

The Partnership hereby grants to the Underwriters the right to purchase at their election up to 1,575,000 Optional Units, at the purchase price per unit set forth in the paragraph above, for the sole purpose of covering sales of units in excess of the number of Firm Units.  Any such election to purchase Optional Units may be exercised only by written notice from you to the Partnership, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Partnership otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.         Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

4.         (a) The Units to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least 48 hours’ prior notice to the Partnership shall be delivered by or on behalf of the Partnership to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to Goldman, Sachs & Co. at least 48 hours in advance.  The Partnership will cause the certificates representing the Units to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on August 9, 2006 or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Units, or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing.  Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery.”

(b)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York (the “Closing Location”), and the Units will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.         The Partnership agrees with each of the Underwriters:

(a)       To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Securities Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)               Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction;

(c)               Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(d)               To make generally available to its limited partners as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Partnership, Rule 158);

(e)               During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up

Period”), other than the issuance of the Existing Units to the limited partners of the Partnership existing immediately prior to the First Time of Delivery and any issuance of Common Units upon conversion of Management Units, with the Common Units being subject to the Lock-Up Agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Partnership that are substantially similar to the Units, including but not limited to any options or warrants to purchase Units or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Partnership or Buckeye releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Partnership or Buckeye announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Partnership will provide the Representatives and each unitholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(i) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.  Nothing contained herein shall prevent Buckeye from offering, selling, contracting to sell, pledging, granting any option to purchase, making any short sale or otherwise disposing of Buckeye Units;

(f)                To furnish to its limited partners as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, changes in partners’ capital and cash flows of the Partnership and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its limited partners consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail;

(g)               During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to limited partners, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Partnership is listed; and (ii) such additional non-confidential information concerning the business and financial condition of the Partnership as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Partnership and its subsidiaries are consolidated in reports furnished to its limited partners generally or to the Commission), in each case to the extent not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System;

(h)               To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)                To use its best efforts to list, subject to notice of issuance, the Units on the NYSE;

(j)                To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act;

(k)               If the Partnership elects to rely upon Rule 462(b), the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act; and

(l)                Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Partnership’s trademarks, servicemarks and logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.                 (a)   The Partnership represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus” as defined in Rule 433 or a “free writing prospectus” as defined in Rule 405 under the Securities Act that is required to be filed with the Commission; each Underwriter represents and agrees that, without the prior consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus; the Partnership and the Representatives each agree that any such free writing prospectus the use of which has been consented to by the Partnership and the Representatives is listed on Schedule II(a) hereto;

(b)               The Partnership has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing

Prospectus, including timely filing with the Commission or retention where required and legending; and the Partnership represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Partnership agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein.

7.                 The Partnership covenants and agrees with the several Underwriters that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing the Blue Sky Memorandum and closing documents (including any compilations thereof) in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Units on the NYSE; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Units; (vi) the cost of preparing certificates for the Units; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, and any advertising expenses connected with any offers they may make.

8.                 The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Partnership herein are, at and as of such Time of Delivery, true and correct, the condition that the Partnership shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)     The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)     Andrews Kurth LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the issuance and sale of the Units, the Registration Statement and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)     Vinson & Elkins L.L.P., counsel for the Partnership, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)        Each of the Partnership Entities, MainLine GP, MainLine Sub, MainLine and Buckeye GP has been duly formed and each of the Buckeye Entities is validly existing in good standing as a limited partnership, limited liability company or corporation, as the case may be, under the laws of its respective jurisdiction of formation, with all partnership, limited liability company or corporate power and authority necessary to own or lease, as the case may be, and operate its properties and conduct its business as currently conducted or to be conducted at each Time of Delivery and, (i) in the case of the General Partner, to act as the general partner of the Partnership, (ii) in the case of Buckeye GP, to act as the general partner of Buckeye, (iii) in the case of MainLine GP, to act as the general partner of MainLine, (iv) in the case of MainLine, to act as the general partner of each of the Operating Partnerships, (v) in the case of each party to an Operative Document that is a Buckeye Entity, to execute and deliver the Operative Documents to which such Buckeye Entity is a party and to consummate the transactions contemplated thereby, and (vi) in the case of the General Partner and the Partnership, to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(ii)       Each of the Buckeye Entities is duly registered or qualified to do business as a foreign limited liability company, limited partnership or corporation, as the case may be, and is in good standing under the laws of each jurisdiction of foreign qualification listed across from such entity’s name on Schedule IV-A or Schedule IV-B, as applicable, to this Agreement; insofar as the foregoing representation relates to the registration or qualification of each Buckeye Entity (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Partnership, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(iii)      CREF owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect at Applicable Time (the “GP LLC Agreement”), and CREF owns such membership interests free and clear of all Liens;

(iv)     The General Partner is the sole general partner of the Partnership with a non-economic general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, as in effect at the time of issuance, and the General Partner owns such general partner interest free and clear of all Liens;

(v)      As of the First Time of Delivery, after giving effect to the Transactions and the purchase and sale of the Firm Units, the

Partnership had an aggregate 28,300,000 issued and outstanding limited partner interests consisting of: (A) 16,438,000 Common Units owned by the limited partners of the Partnership existing immediately prior to the First Time of Delivery, (B) 1,362,000 Management Units owned by Management and (C) 10,500,000 Common Units that were issued in the Offering.  All of the outstanding Common Units and Management Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business.” and “Material Provisions of the Partnership Agreement of Buckeye GP Holdings L.P.—Limited Liability” (and any similar information, if any, contained in any Issuer Free Writing Prospectus) and (ii) Sections 17-303 and 17-607 of the Delaware LP Act);

(vi)     The Partnership owns 100% of the issued and outstanding membership interests in MainLine Sub; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of MainLine Sub and are fully paid (to the extent required under such agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, other than Liens arising under the Existing Credit Agreement and the New Credit Agreement;

(vii)    MainLine Sub owns 100% of the issued and outstanding membership interests in Buckeye GP; such membership interests have been duly authorized and validly issued in accordance with the Buckeye GP limited liability agreement and are fully paid (to the extent required under such agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and MainLine Sub owns such membership interests free and clear of all Liens, other than Liens arising under the Existing Credit Agreement and the New Credit Agreement;

(viii)   Buckeye GP is the sole general partner of Buckeye with a general partner interest in Buckeye represented by 243,915 GP Units; Buckeye GP owns the Incentive Distribution Rights; the

Buckeye Interests have been duly authorized and validly issued in accordance with the Buckeye Partnership Agreement; and Buckeye GP owns the Buckeye Interests free and clear of all Liens, other than Liens arising under the Existing Credit Agreement;

(ix)      As of the Applicable Time, there are issued and outstanding 39,431,746 Buckeye LP Units and the Partnership owns 80,000 Buckeye LP Units, free and clear of all Liens; all of the Buckeye LP Units have been duly authorized and validly issued in accordance with the Buckeye Partnership Agreement and are fully paid (to the extent required under the Buckeye Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act);

(x)       (i) MainLine is the sole general partner of each of the Operating Partnerships and such general partner interests have been duly authorized and validly issued in accordance with the Operating Partnership Agreements; (ii) Buckeye owns 100% of the issued and outstanding membership interests in Wood River, and such membership interests have been duly authorized and validly issued in accordance with Wood River’s limited liability company agreement; (iii) Buckeye owns 100% of the issued and outstanding membership interests in Transportation, and such membership interests have been duly authorized and validly issued in accordance with Transportation’s limited liability company agreement; (iv) Buckeye owns 100% of the issued and outstanding membership interests in NGL, and such membership interests have been duly authorized and validly issued in accordance with NGL’s limited liability company agreement; (v) MainLine owns its general partner interests in the Operating Partnerships, free and clear of all Liens; (vi) Buckeye is the sole limited partner of each of the Operating Partnerships, with an approximate 99% limited partner interest in each of the Operating Partnerships and such limited partner interests have been duly authorized and validly issued in accordance with the applicable Operating Partnership Agreements and are fully paid (to the extent required under the applicable Operating Partnership Agreements) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Pricing Prospectus); and each such limited partner interest is owned free and clear of all Liens;

(xi)      (i) The limited liability company agreement of Buckeye GP has been duly authorized and executed and validly delivered by MainLine Sub as the sole member of Buckeye GP, and is a valid and legally binding agreement of MainLine Sub, enforceable against MainLine Sub in accordance with its terms; (ii) the Buckeye Partnership Agreement has been duly authorized and executed and validly delivered by Buckeye GP and is a valid and legally binding agreement of Buckeye GP, enforceable against Buckeye GP in accordance with its terms; (iii) each of the Operating Partnership Agreements have been duly authorized and executed and validly delivered by Buckeye, and is a valid and legally binding agreement of each of the Operating Partnerships, as applicable, enforceable against such Operating Partnership in accordance with their terms; and (v) the limited liability agreements of each of the Operating Subsidiaries have been duly authorized and executed and validly delivered by Buckeye, and each such agreement is a valid and legally binding agreement of each such Operating Subsidiary, enforceable against such Operating Subsidiary in accordance with its terms; except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(xii)     The Units and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Pricing Prospectus);

(xiii)    The issuance of the Units is not subject to the pre-emptive or other similar rights of any securityholder of the Partnership;

(xiv)    To such counsel’s knowledge and other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Partnership or any of its subsidiaries is a party or of which any property of the Partnership or any of its subsidiaries is the subject that, if determined adversely to any Buckeye Entity, would individually or in the aggregate have a Material Adverse Effect on the Buckeye Entities; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xv)     This Agreement has been duly authorized, executed and delivered by the Partnership and the General Partner;

(xvi)    None of (i) the offer, issue or sale of the Units, nor the consummation of any other of the transactions contemplated by this Agreement, (ii) the execution, delivery or performance of this Agreement by the General Partner and the Partnership or the consummation of the transactions contemplated by this Agreement, or (iii) the fulfillment of the terms hereof will conflict with, result in a breach or violation of or event of default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), or imposition of any Lien upon any property or assets of any of the Partnership Entities pursuant to (A) the formation, organizational or governing documents of any of the Buckeye Entities, (B)  the terms of any material contract listed as an exhibit to Buckeye’s latest Form 10-K and Form 10-Q, or the ESOP Notes (in each case, excluding any financial tests) or (C) the Delaware LP Act, the Delaware LLC Act, the laws of the State of New York or federal law, and, to such counsel’s knowledge, any judgment, order or decree applicable to any of the Buckeye Entities or any of their properties, which violations or defaults would, in the case of clause (C), individually or in the aggregate, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Operative Documents;

(xvii)   No Consent of or with any federal, Delaware or New York court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Underwriting Agreement by the Partnership Parties, or (iii) the consummation by the Partnership Parties of the transactions contemplated by the Underwriting Agreement, except (i) for such Consents as required under the Securities Act and the Exchange Act and the rules and regulations thereunder, and state securities or “Blue Sky” laws, as to which we express no opinion, (ii) for such Consents which have been, or prior to the Applicable Time will be, obtained, and (iii) for such Consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect;

(xviii)  The descriptions of the Common Units that are included in the Pricing Prospectus and the Prospectus under the caption “Description of Our Common Units” insofar as such descriptions purport to constitute summaries of the terms of the Units, constitute accurate summaries of the terms of the Units in all material respects; and the statements in the Registration Statement, the Prospectus, the Pricing Prospectus and any Issuer Free Writing Prospectuses under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of Our Common Units,” “Material Provisions of the Partnership Agreement of Buckeye GP Holdings L.P.,” “Material Provisions of the Partnership Agreement of Buckeye Partners, L.P.,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Responsibilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” “Material Tax Consequences,” “Investment in Us by Employee Benefit Plans” and “Underwriting”, insofar as they purport to constitute summaries of the terms of contracts, statutes, rules or regulations and legal or governmental proceedings, constitute accurate summaries of the terms of such contracts, statutes, rules or regulations and legal and governmental proceedings in all material respects;

(xix)    The Partnership is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act;

(xx)     The Registration Statement has become effective under the Securities Act and no stop order proceedings with respect thereto are pending or, to the knowledge of such counsel, threatened under the Securities Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Securities Act or of any Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act, has been made in the manner and within the time period required by such Rule 424 or Rule 433, as the case may be;

(xxi)    The Registration Statement, the Exchange Act Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Partnership prior to such Time of Delivery (other than the financial statements, the notes and schedules thereto, the auditors’ report and other financial and accounting information contained therein or with respect to exhibits to such documents, as to which such counsel need express no opinion) were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus,

except for those referred to in the opinion in subsection (xxi) of this Section 8(c), they have participated in conferences with officers and other representatives of the General Partner and the Partnership and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the pricing Prospectus and the Prospectus and related matters were discussed, and that based upon the foregoing, no facts have come to their attention that lead them to believe, (a) that, any part of the Registration Statement or any further amendment thereto made by the Partnership prior to such Time of Delivery (other than the financial statements, the notes and schedules thereto, the auditors’ report and other financial and accounting information contained therein or with respect to exhibits to such documents, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) that the Pricing Prospectus when taken together with the price to public and the number of Units set forth on the cover page of the Prospectus, as of the Applicable Time (other than the financial statements, the notes and schedules thereto, the auditors’ report and other financial and accounting information contained therein or with respect to exhibits to such documents, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that, as of its date and as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Partnership prior to such Time of Delivery (other than the financial statements, the notes and schedules thereto, the auditors’ report and other financial and accounting information contained therein or with respect to exhibits to such documents, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

(d)     On the date of the Prospectus, at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e)     (i) None of the Buckeye Entities shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capitalization or long-term debt of any of the Buckeye Entities or any change, or any development involving a prospective change, in or affecting the general affairs, business, properties, management, financial position, partners’ equity, members’ equity, results of operations or prospects of any of the Buckeye Entities, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(f)      On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded Buckeye or the Partnership’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Buckeye or the Partnership’s debt securities;

(g)     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in Buckeye’s or the Partnership’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)     The Units to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE;

(i)        The Partnership shall have obtained and delivered to the Underwriters executed copies of an agreement from the individuals and entities listed on Schedule III hereto, substantially to the effect set forth in Section 5(e) hereof in form and substance satisfactory to you;

(j) The Partnership shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(k)     The Partnership shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the General Partner satisfactory to you as to the accuracy of the representations and warranties of the Partnership herein at and as of such Time of Delivery, as to the performance by the Partnership of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

(l)      All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Transaction Documents, the Units, the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable to pass upon such matters.

(m)    On or prior to the First Time of Delivery, the Transactions contemplated by the Transaction Documents shall have been consummated.

9.       (a)  The General Partner and the Partnership will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the General Partner and the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the General Partner or the Partnership by any Underwriter through the Representatives expressly for use therein.

(b)       Each Underwriter, severally, will indemnify and hold harmless the General Partner and the Partnership against any losses, claims, damages or liabilities to which the General Partner or the Partnership may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the General Partner or the Partnership by such Underwriter through the Representatives expressly for use therein; and will reimburse the General Partner and the Partnership for any legal or other expenses reasonably incurred by the General Partner or the Partnership in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)       Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that the indemnifying party suffers actual prejudice as a result of such failure and shall not relieve the indemnifying party from any liability it may have otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)       If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other from the offering of the Units.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the General Partner or the Partnership on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The General Partner, the Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)       The obligations of the General Partner and the Partnership under this Section 9 shall be in addition to any liability which the General Partner and the Partnership may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the General Partner (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner) and to each person, if any, who controls the Partnership within the meaning of the Securities Act.

10.       (a)  If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms.  In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that it has so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement, the Exchange Act Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

(b)       If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Partnership to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.       The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership, or any officer or director or controlling person of the Partnership, and shall survive delivery of and payment for the Units.

12.       If this Agreement shall be terminated pursuant to Section 10 hereof, the Partnership shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Partnership as provided herein, the Partnership will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Partnership shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.       In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at One New York Plaza, 42nd Floor, New York, New York  10004, Attention: Registration Department; and if to the Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership and, to the extent provided in Sections 9 and

11 hereof, the officers and directors of the Partnership and each person who controls the Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.       Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

16.       The Partnership acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership, (iii) no Underwriter has assumed an advisory or a fiduciary responsibility in favor of the Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership on other matters) or any other obligation to the Partnership except the obligations expressly set forth in this Agreement and (iv) the Partnership has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Partnership agrees that it will not claim that the Underwriters, or any of them, owes a fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

17.       This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

18.       This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.       The Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.  Notwithstanding anything herein to the contrary, the Partnership is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Partnership relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.       The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Partnership.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

BUCKEYE GP HOLDINGS L.P.
By:	MainLine Management LLC,
its General Partner

By:	/s/ WILLIAM H. SHEA, JR.
Name: William H. Shea, Jr.
Title: Chairman of the Board, President and Chief Executive Officer

MAINLINE MANAGEMENT LLC

By:	/s/ WILLIAM H. SHEA, JR.
Name: William H. Shea, Jr.
Title: Chairman of the Board, President and Chief Executive Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ ROBERT A. PACHA
Name: Robert A. Pacha
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ TREVOR HEINZINGER
Name: Trevor Heinzinger
Title: Vice President

UBS Securities LLC

By:	/s/ CHIP VAN OS
Name: Chip Van Os
Title: Director

By:	/s/ MARK BURROUGHS, SR.
Name: Mark Burroughs, Sr.
Title: Associate Director

On behalf of each of the Underwriters

SCHEDULE I

		Number of
	Total Number	Optional Units
	of	to be Purchased
	Firm Units	if Maximum
	to be	Option
Underwriter	Purchased	Exercised

Goldman, Sachs & Co.	1,872,500	2,153,375
Citigroup Global Markets Inc.	1,872,500	2,153,375
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,872,500	2,153,375
UBS Securities LLC	1,837,500	2,113,125
Lehman Brothers Inc.	1,050,000	1,207,500
Wachovia Capital Markets, LLC	1,050,000	1,207,500
Deutsche Bank Securities Inc.	315,000	362,250
KeyBanc Capital Markets, A Division of McDonald Investments Inc.	315,000	362,250
RBC Capital Markets Corporation	315,000	362,250

Total	10,500,000	12,075,000

SCHEDULE II

Issuer Free Writing Prospectuses

1.  Bona fide electronic road show as filed on www.retailroadshow.com

SCHEDULE III

Lock-Up Agreements

1.             Trust Under Agreement of Alfred W. Martinelli dated December 29, 1992, Susan Martinelli and William Shea, Jr., Trustees F/B/O Susan Martinelli Shea

2.             Trust Under Agreement of Alfred W. Martinelli dated December 29, 1992, David J. Martinelli Trustee F/B/O David Martinelli

3.             Stephen C. Muther

4.             Eric A. Gustafson

5.             Robert A. Malecky

6.             William H. Shea, Jr.

7.             Brian K. Jury

8.             Robert B. Wallace

9.             Vance E. Powers

10.           Carlyle/Riverstone BPL Holdings II, L.P.

SCHEDULE IV-A

Partnership Entities and Jurisdictions

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Buckeye GP Holdings L.P.	Delaware	None

MainLine Management LLC	Delaware	None

SCHEDULE IV-B

Buckeye Entities (other than Partnership Entities)

and Jurisdictions

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Buckeye Partners, L.P.	Delaware	None
Buckeye GP LLC	Delaware	Connecticut Florida Illinois Indiana Massachusetts Michigan New Jersey New York Ohio Pennsylvania Texas
Buckeye NGL Pipe Lines LLC	Delaware	Colorado Kansas
Buckeye Pipe Line Company, L.P.	Delaware	Connecticut Illinois Indiana Massachusetts Michigan New Jersey New York Ohio Pennsylvania Washington
Buckeye Pipe Line Holdings, L.P.	Delaware	Illinois
Everglades Pipe Line Company, L.P.	Delaware	Florida

Entity	Jurisdiction of Formation	Jurisdictions of Foreign Qualification
Laurel Pipe Line Company, L.P.	Delaware	New Jersey Pennsylvania
Wood River Pipe Lines LLC	Delaware	Illinois Indiana Missouri Ohio
Buckeye Pipe Line Transportation LLC	Delaware	New Jersey New York Pennsylvania
Buckeye Terminals, LLC	Delaware	Illinois Indiana Michigan Missouri New York Ohio Pennsylvania
Buckeye Pipe Line Services Company	Pennsylvania	California Connecticut Florida Illinois Indiana Louisiana Massachusetts Michigan Missouri New Jersey New York Ohio Texas